Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121716 of Tidelands Bancshares, Inc. on Form S-8, pertaining to the Tidelands Bancshares, Inc. 2004 Stock Incentive Plan, of our report, dated February 26, 2010, that is included in the Annual Report on Form 10-K of Tidelands Bancshares, Inc. for the year ended December 31, 2009.

/s/ Elliott Davis, PLLC

Elliott Davis, PLLC
Charlotte, North Carolina
February 26, 2010